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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 1996 (November
                                  21, 1996)


                        VOLUNTEER CAPITAL CORPORATION
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


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
                    Tennessee                                      1-8766                       62-0854056
------------------------------------------------           ------------------------      ---------------------
  (State or other jurisdiction of incorporation)           (Commission File Number)          (I.R.S. Employer
                                                                                           Identification No.)

   3401 West End Avenue, Suite 260, P.O. Box 24300,
              Nashville, Tennessee                                                               37202
--------------------------------------------------------------------                     ---------------------
             (Address of principal executive offices)                                          (Zip Code)
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      Registrant's telephone number, including area code: (615) 269-1900


                                Not Applicable
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)





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Item 2.  Acquisition or Disposition of Assets.

         On November 21, 1996, Volunteer Capital Corporation (the "Company") consummated the previously reported sale of substantially all of the assets of its Wendy's division to Wendy's International, Inc., pursuant to an Asset Purchase Agreement. The proceeds from the sale totaled approximately $28 million.

         Approximately $12.5 million of such amounts was used to repay the amounts outstanding under the Company's line of credit, and the balance (after payment of expenses) will be used to fund a significant portion of its commitments for capital expenditures for J. Alexander's restaurants currently under development.


Item 7.  Financial Statements and Exhibits.

(a)      Exhibits

         99   Press Release

(b)      Pro Forma Financial Information

         The Pro Forma Financial Information required by Article 11 of Regulation S-X will be filed by amendment within the time period set forth in Item 7 of Form 8-K.





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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VOLUNTEER CAPITAL CORPORATION



Date: November 27, 1996                 By: /s/  Lonnie J. Stout II
                                           ---------------------------
                                                 Lonnie J. Stout II
                                                 Chairman of the Board


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                                EXHIBIT INDEX



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
            No.                  Exhibit
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            99                   Press Release

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